UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2010 (May 28, 2010)

57TH STREET GENERAL ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-53977	27-1215274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 35th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 409-2434

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 25, 2010, 57th Street General Acquisition Corp. (the “Company”) consummated its initial public offering (“IPO”) of 5,000,000 units (the “Units”). On May 28, 2010, the Company consummated the closing of an additional 456,300 Units pursuant to the exercise of the underwriters' over-allotment option. Each Unit consists of one share of common stock, $.0001 par value per share, and one warrant, each to purchase one share of the Company's common stock. The underwriters have notified the Company that they will not be exercising their option with regard to the remaining 293,700 Units subject to the over-allotment option.

The Units were sold at an offering price of $10.00 per Unit, bringing total gross proceeds to the Company from the 5,456,300 Units sold in its IPO (including the 456,300 Units sold pursuant to the over-allotment option) to $54,563,000. A total of $54,476,303 (including the proceeds of a previously announced private placement of 3,700,000 warrants for $1,850,000 to the Company’s sponsor, 57th Street GAC Holdings, LLC and the underwriters of the IPO) has been placed in trust.

A copy of the press release issued by the Company announcing the closing of the underwriters’ over-allotment option is included as Exhibit 99.1 to this Current Report on Form 8-K.

The Company’s pro forma balance sheet as of May 28, 2010 reflecting receipt of the proceeds of the over-allotment is included as Exhibit 99.2 to this Current Report on Form 8-K.

ITEM 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 99.1	Press Release, dated June 1, 2010

Exhibit 99.2	Pro Forma Balance Sheet as of May 28, 2010

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 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2010	57TH STREET GENERAL ACQUISITION CORP.

	By:	/s/ Mark D. Klein
Name: Mark D. Klein
Title: Chairman, President and Chief Executive Officer

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